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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Appendix E -- Financial Highlights for Columbia Large Cap Core Fund" (the "Large Cap Core Fund") and "Appendix E-- Financial Highlights for Columbia Large Cap Growth Fund" (the "Large Cap Growth Fund") in the Combined Prospectus/Proxy Statements and in the introduction and under the caption "Independent Auditors of the Funds" in the combined Statement of Additional Information of the Large Cap Core Fund and the Large Cap Growth Fund, two of the funds comprising Columbia Funds Trust XI, and to the incorporation by reference in the combined Statement of Additional Information of the Large Cap Core Fund and the Large Cap Growth Fund of our report dated November 14, 2003 on Large Cap Core Fund and Large Cap Growth Fund included in the Annual Report to Shareholders for the fiscal year ended September 30, 2003, included in the Combined Prospectus/Proxy Statements included in the Registration Statement of Form N-14 of Columbia Funds Trust XI.

                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Boston, Massachusetts
November 30, 2004